UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

CLS Holdings USA, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation or organization)	Number)	Identification No.)

11767 South Dixie Highway, Suite 115, Miami, FL 33156

(Address of principal executive offices, including zip code)

(888) 438-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Convertible Debenture Offering

Between October 25, 2018 and November 2, 2018, CLS Holdings USA, Inc. (“we,” “us,” “our,” “CLS,” or the “Company”) entered into six (6) Subscription Agreements (each a “Subscription Agreement” and, collectively, the “Subscription Agreements”), pursuant to which the Company agreed to sell, for an aggregate purchase price of $5,857,000, $5,857,000 in original principal amount of convertible debentures (the “Debentures”) in minimum denominations of $1,000 (U.S.) each. The Debentures will bear interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen (18) months following their issuance, being payable by increasing the then-outstanding principal amount of the Debentures. The Debentures mature on a date that is three years following their issuance. The Debentures will be convertible into units (the “Units”) at a conversion price of $0.80 (U.S.) per Unit. Each Unit consists of (i) one (1) share of the Company’s Common Stock, par value $.001, (the “Shares”); and (ii) one-half of one (1) warrant (each a “Warrant”), with each warrant exercisable for three years to purchase a Share at a price of $1.10 (U.S.). The Debentures have other features, such as mandatory conversion in the event the Shares trade at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The Debentures are unsecured obligations of the Company and will rank pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. Navy Capital and its affiliates purchased $5,000,000 in principal amount of Debentures, with the remaining $857,000 in principal amount being purchased by several unaffiliated purchasers.

If the Debentures are converted, the Warrants that would be issued are exercisable from time to time, in whole or in part for three years. The Warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of Shares at a lower price, subject to certain exceptions as set forth in the Warrant. The Warrants also provide that the Company can force their exercise at any time after the bid price of the Shares exceeds $2.20 for a period of 20 consecutive business days.

The description of the Subscription Agreements and the Warrants is qualified in its entirety by reference to the full text of a subscription agreement and warrant that has been filed as an exhibit to this Current Report on Form 8-K.

Loan and Option Transaction

On October 31, 2018, the Company, CLS Massachusetts, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company (“CLS Massachusetts”), and In Good Health, Inc. (“IGH”), a Massachusetts not-for-profit corporation, which will convert to a for profit corporation within 10 business days following October 31, 2018 (the “Conversion”), entered into an Option Agreement (the “Option Agreement”). Under the terms of the Option Agreement, CLS Massachusetts has an exclusive option to acquire all of the outstanding capital stock of IGH (the “Option”) during the period beginning on the earlier of the date that is one year after the effective date of the Conversion and December 1, 2019 and ending on the date that is 60 days after such date (the “Option Period”). If CLS Massachusetts exercises the Option, the Company, a wholly-owned subsidiary of the Company and IGH will enter into a merger agreement (the form of which has been agreed to by the parties) (the “Merger Agreement”). At the effective time of the merger contemplated by the Merger Agreement, CLS Massachusetts will pay a purchase price of $47,500,000, subject to reduction as provided in the Merger Agreement, payable as follows: $35 million in cash, $7.5 million in the form of a five-year promissory note, and $5 million in the form of restricted common stock of the Company, plus $2.5 million as consideration for a non-competition agreement with IGH’s President, payable in the form of a five-year promissory note.

IGH and certain IGH stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the Merger Agreement have entered into agreements pursuant to which such stockholders have, among other things, agreed to vote in favor of such transactions.

On October 31, 2018, as consideration for the Option, the Company made a loan to IGH (the “Loan”), in the principal amount of $5,000,000 (the “Loan Amount”), subject to the terms and conditions set forth in that certain Loan Agreement, dated as of October 31, 2018 between IGH as the Borrower and the Company as the Lender (the “Loan Agreement”). The Loan is evidenced by a secured promissory note of IGH (the “Note”), which bears interest at the rate of 6% per annum and matures on October 31, 2021.

To secure the obligations of IGH to the Company under the Loan Agreement and the Note, the Company and IGH entered into a Security Agreement dated as of October 31, 2018 (the “Security Agreement”), pursuant to which IGH granted to the Company a first priority lien on and security interest in all personal property of IGH.

If the Company does not exercise the Option on or prior to the date that is 30 days following the end of the Option Period, the Loan Amount will be reduced to $2,500,000 as a break-up fee (the “Break-Up Fee”), except in the event of a Purchase Exception (as defined in the Option Agreement), in which case the Break-Up Fee will not apply and there will be no reduction to the Loan Amount.

The description of the Option Agreement, the Loan Agreement, the Note and the Security Agreement is qualified in its entirety by reference to the full text of these documents that have been filed as Exhibits 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Item 2.03     Creation of Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Debentures represent unsecured indebtedness of the Company.

Item 3.02     Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Each Investor is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to the Investors, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act because the securities were issued in transactions not involving a public offering.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Subscription Agreement and Warrant

10.2	Subscription Agreement with Navy Capital ($4,000,000)*

10.3	Subscription Agreement with Navy Capital ($1,000,000)*

10.4

Option Agreement, dated October 31, 2018, by and among CLS Holdings USA, Inc., CLS Massachusetts, Inc. and In Good Health, Inc. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.)

10.5	Loan Agreement, dated October 31, 2018, by and between CLS Holdings USA, Inc. and In Good Health, Inc.

10.6	Secured Promissory Note, dated October 31, 2018, issued by In Good Health, Inc. in favor of CLS Holdings USA, Inc.

10.7	Security Agreement, dated October 31, 2018, by and between CLS Holdings USA, Inc. and In Good Health, Inc.

* Pursuant to Instruction 2 to Item 601 of Regulation S-K, document not filed because essentially identical in terms and conditions to Exhibit 10.1. Material differences in those agreements are set forth above in Item 1.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC. By: /s/ Jeffrey I. Binder Jeffrey I. Binder Chairman and CEO DATE: November 6, 2018